EXHIBIT 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-89772 and 333-111047) pertaining to the Boston Scientific Corporation 401(k) Retirement Savings Plan of our report dated April 16, 2004, with respect to the financial statements and schedule of the Boston Scientific Corporation 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.



                                                          /s/ ERNST & YOUNG LLP


Boston, Massachusetts
June 22, 2004